
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         MAR-31-1997
<CASH>                                               449,567
<SECURITIES>                                         2,840,127
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       33,871,495<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           33,573,219
<TOTAL-LIABILITY-AND-EQUITY>                         33,871,495<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     204,683<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     498,031<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (4,337,761)<F5>
<EPS-PRIMARY>                                        (62.30)
<EPS-DILUTED>                                        000

<F1>Total  Assets  includes   Investments  in  Local  Limited   Partnerships  of
$30,531,768 and other assets of $50,033.
<F2>Included  in Total  Liabilities and Equity is Deferred  revenue of $174,357.
Accounts payable to affiliates of $88,227 and accounts payable and accrued expenses of $35,692.
<F3>Total Revenue includes Investment of $191,349 and Other revenue of $13,334.
<F4>Included in Other Expenses are General and Administrative of $237,545, Asset
management fees of $231,035 and  Amortization of $29,451.
<F5>Net Loss includes
Equity in losses of Local Limited Partnerships of $4,044,413.


